Exhibit A

(1) Represents shares purchased by MGN America, Inc. ("MGN America"), a wholly-owned subsidiary of MGN (USA), Inc. ("MGN (USA)") and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(2)  Includes:

     (i) 1,169,330 shares held of record by Gazit-Globe(1982), Ltd. ("Gazit-Globe"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (includes 13,865 shares received through the issuer's Dividend Reinvestment and Stock Purchase
          Plan);

     (ii) 5,386,857 shares held of record held by Ficus Inc. ("Ficus"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Ficus is a wholly-owned subsidiary of First Capital Realty Inc. ("First Capital"), an Ontario corporation, and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe;

     (iii)6,821,400 shares held of record held by Silver Maple (2001), Inc. ("Silver Maple "), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Silver Maple. is a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe (includes 6,119 shares received through the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (iv) 5,354,592 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934 (includes 79,333 shares received through the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (v) 4,786,121 shares held of record by MGN America (includes the 267,850 shares reported herein, 160,000 shares sold acquired by MGN America from Mr. Katzman at a price of $16.11 in a transaction that was exempt from Section 16 of the Exchange Act pursuant to Rule 16a-13 thereunder, and 73,451 shares received through the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (vi) 3,674,330 shares of record held by Gazit (1995), Inc., a wholly-owned subsidiary of MGN (USA) and a member of a "group" with Mr. Katzman for the purposes of Section 13(d) of the Exchange Act (includes 61,925 shares received through the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (vii)65,535 shares held of record by Mr. Katzman and his wife as custodian for their daughters; and

     (viii) 673,261 shares held of record by Mr. Katzman (which reflects the sale by Mr. Katzman to MGN America of 160,000 shares at a price of $16.11 in a transaction that was exempt from Section 16 of the Exchange Act pursuant to Rule 16a-13 thereunder).

(3) Does not include the following derivative securities owned by Mr. Katzman:





                                                                                                          9.
                                                                                                          Number    10.
                                                                                                          of        Owner-
                                                                                                          deriv-    ship
                                                                                                          ative     Form
             2.                                                                                           Secur-    of
             Conver-                            5.                              7.                        ities     Deriv-   11.
             sion                               Number of                       Title and Amount          Bene-     ative    Nature
             or                                 Derivative    6.                of Underlying     8.      ficially  Secur-   of
             Exer-            3A.      4.       Securities    Date              Securities        Price   Owned     ity:     In-
             cise             Deemed   Trans-   Acquired (A)  Exercisable and   (Instr. 3 and 4)  of      Follow-   Direct   direct
             Price   3.       Execut-  action   or Disposed   Expiration Date   ----------------  Deriv-  ing       (D) or   Bene-
1.           of      Trans-   ion      Code     of(D)         (Month/Day/Year)            Amount  ative   Reported  In-      ficial
Title of     Deriv-  action   Date if  (Instr.  (Instr. 3,    ----------------            or      Secur-  Trans-    direct   Owner-
Derivative   ative   Date     any      8)       4 and 5)      Date     Expira-            Number  ity     action(s) (I)      ship
Security     Secur-  (mm/dd/  (mm/dd/  ------   ------------  Exer-    tion               of      (Instr. (Instr.   (Instr.  (Instr.
(Instr. 3)   ity     yy)      yy)      Code V    (A)   (D)    cisable  Date     Title     Shares  5)      4)        4)       4)
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
Stock Option
(right to                                                                       Common
buy)         $13.25  7/26/02                                 12/31/02  7/25/12   Stock   170,000                     D
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Stock Option
(right to                                                                       Common
buy)         $13.25  7/26/02                                 12/31/03  7/25/12   Stock   130,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/03   1/2/13   Stock    40,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/04   1/2/13   Stock   170,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/05   1/2/13   Stock   90,000           600,000    D
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